                                                                     Exhibit 4.6

                              AMENDMENT NO. 2 TO
                          SERIES 2000-VFN SUPPLEMENT
                          --------------------------


          THIS AMENDMENT NO. 2 TO SERIES 2000-VFN SUPPLEMENT (this "Amendment")
                                                                    ---------
is made as of February 15, 2001, between World Omni Master Owner Trust, a Delaware business trust (the "Trust"), and BNY Midwest Trust Company, an Illinois banking corporation (the "Indenture Trustee").
                                   -----------------

          The Trust, as Issuer, and the Indenture Trustee are parties to the Series 2000-VFN Supplement, dated as of December 22, 2000, as amended by Amendment No. 1 thereto, dated as of February 5, 2001, to Amended and Restated Indenture, dated as of April 6, 2000, among the Trust and the Indenture Trustee (the "Series Supplement"). In order to make certain revisions to the Reserve
      -----------------
Fund requirements and Early Amortization Events, the Trust, at the written direction of WODFI LLC (the "Certificateholder"), and the Indenture Trustee, at the written direction of the Trust, have agreed to amend the Series Supplement in the manner set forth herein. Capitalized terms used herein but not otherwise defined have the meanings set forth in Section 2.1 of the Series Supplement.

          1.  Amendment to Section 4.7(a).  The second sentence of Section
              ---------------------------
4.7(a) is amended and restated to read as follows: "On each Payment Date and on the date of each Incremental Funding, there shall be deposited into the Reserve Fund an amount such that the amount then on deposit in the Reserve Fund will not be less than the Reserve Fund Required Amount for such date after giving effect to the Incremental Funding Amount or any change in the Funded Amount."

          2.  Amendment to Section 6.1(a)(ix).  Clause (ix) of Section 6.1(a) is
              -------------------------------
amended and restated in its entirety to read as follows: "the amount on deposit in the Reserve Fund does not equal the Reserve Fund Required Amount."

          3.  Miscellaneous.  This Amendment shall be construed in accordance
              -------------
with the laws of the State of New York, without reference to the principles of conflict of law thereof or of any other jurisdiction, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. The provisions of this Amendment shall be deemed to be incorporated in, and made a part of, the Series Supplement; and the Series Supplement, as amended by this Amendment, shall be read, taken and construed as one and the same instrument.

                           *     *     *     *     *

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Series Supplement to be duly executed by their respective officers as of the date first written above.

                              WORLD OMNI MASTER OWNER TRUST


                              By:  Chase Manhattan Bank USA, National
                                   Association, not in its individual capacity
                                   but solely as Owner Trustee


                              By:______________________________________
                                 Name:
                                 Title:


                              BNY MIDWEST TRUST COMPANY,
                              as Indenture Trustee


                              By:______________________________________
                                 Name:  Megan F. Carmody
                                 Title: Assistant Vice President

Acknowledged and Accepted:

WORLD OMNI FINANCIAL CORP.,
Servicer


By:_________________________________
   Name:  Eric M. Gebhard
   Title: Assistant Secretary

                                       2